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                                                                   Exhibit 10.28

                                   SCHEDULE C

               CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY
                              PROTECTION AGREEMENT

     This Agreement is made and entered into to be effective as of the date set forth below, by and between Mascot Systems Limited, an Indian corporation, (hereinafter called "the Company") and the undersigned employee Gerhard Watzinger, (hereinafter called "Employee").

                                   WITNESSETH:

     WHEREAS, Employee has been or will be employed by the Company in a capacity such that, in the performance of Employee's duties, Employee may acquire Confidential Information or Trade Secrets (as those terms are defined below) relating to the Company's business (or that of its joint ventures, affiliated companies or its clients) and Employee may develop copyrightable works, inventions or improvements relating to the Company's products and business (or that of its affiliated companies or joint ventures); and

     WHEREAS, it is the understanding between the Company and Employee that the Company shall have certain rights in such Confidential Information, Trade Secrets, copyrightable works, inventions and improvements;

     NOW, THEREFORE, in consideration of the Company's agreement to employ Employee and the fees paid to Employee by the Company during Employee's employment by the Company, Employee agrees as follows:

     1. Employee hereby acknowledges and agrees that each of the copyrightable works authored by Employee (including, without limitation, all software and related documentation and all web site designs), alone or with others, during Employee's employment by the Company shall be deemed to have been to be works prepared by Employee within the scope of Employee's employment by the Company and, as such, shall be deemed to be "works made for hire" under the United States copyright laws from the inception of creation of such works. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Employee outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's rights with respect to such works which otherwise fall within this paragraph. Employee agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph 1.

     2. Employee shall promptly and fully disclose to the Company all inventions or improvements made or conceived by Employee, solely or with others, during Employee's employment by the Company and, where the subject matter of such inventions or improvements results from or is suggested by any work which Employee may do for or on behalf of the Company or relates in any way to the Company's products or business (or that of its affiliated companies or joint ventures), the Company shall have all rights to such inventions and improvements, whether they are patentable or not. The fact that such inventions and improvements are made or conceived by Employee outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's rights with respect to such inventions or improvements which otherwise fall within this paragraph 2.

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     3.   The Company shall have no rights pursuant to this Agreement in any invention of Employee made during the term of Employee's employment by the Company if such invention has not arisen out of or by reason of Employee's work with the Company or does not relate to the products, business or operations of the Company or of its affiliated companies or joint ventures, although Employee shall nonetheless inform the Company of any such invention.

     4. At the request of the Company, either during or after termination of Employee's employment by the Company, Employee shall execute or join in executing all papers or documents required for the filing of patent applications in the United States and such foreign countries as the Company may elect, and Employee shall assign all such patent applications to the Company or its nominee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications, drawings, specifications and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect and maintain the rights of the Company or its nominee in the inventions, patent applications and Letters Patent in accordance with the spirit of this Agreement.

     5. Employee shall treat as confidential all Trade Secrets and Confidential Information belonging to the Company (or information belonging to third parties to which the Company shall owe an obligation of secrecy) which is disclosed to Employee, which Employee may acquire or develop or which Employee may observe in the course of Employee's employment by the Company and which at the time of disclosure is not previously known by Employee and not known or used by others in the trade generally, and Employee shall not disclose, publish or otherwise use, either during or after termination of Employee's employment by the Company, any such Trade Secrets or Confidential Information without the prior written consent of the Company. As used in this Agreement, "Confidential Information" means the whole or any portion or phase of any data or information relating to the Company's services, products, processes or techniques relating to its business or that of any of the Company's clients, whether or not copyrighted, patented or patentable. As used in this Agreement, "Trade Secret" means any useful process, machine or other device or composition of matter which is new and which is being used or studied by the Company and is not described in a patent or described in any literature already published and distributed externally by the Company; the source code or algorithms of any software developed or owned by the Company; any formula, plan, tool, machine, process or method employed by the Company, whether patentable or not, which is not generally known to others; business plans and marketing concepts of the Company; marketing or sales information of the Company; financial information or projections regarding the Company or potential acquisition candidates of the Company; financial, pricing and/or credit information regarding clients or vendors of the Company; a listing of names, addresses or telephone numbers of customers or clients of the Company; internal corporate policies and procedures of the Company; and any other information falling under the definition of a "Trade Secret" pursuant to the Uniform Trade Secrets Act (or, if applicable, the version thereof adopted by Pennsylvania).

     6. Upon termination of employment with Company for any reason, Employee shall promptly deliver to Company the originals and copies of all correspondence, drawings, manuals, computer related or generated information, letters, notes, notebooks, reports, prospect lists, customer lists, flow charts, programs, proposals, and any documents concerning Company's business, Customers or suppliers and, without limiting the foregoing, will promptly deliver to Company any and all other documents or materials containing or constituting Confidential Information or Trade Secrets. Employee agrees to maintain the integrity of all stored computer information and agrees not to alter, damage or destroy said computer information before returning it to Company.

     7. Employee shall keep and maintain adequate and current written records of all Trade Secrets and Confidential Information made by Employee (solely or jointly with others) during the term of

                                       -2-

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employment ("Records"). The Records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks and any other format. The Records will be available to and remain the sole property of the Company at all times. Employee shall not remove such Records from the Company's place of business except as expressly permitted by the Company.

     8. This Agreement shall in no way alter, or be construed to alter, the terms and conditions of any Employment Agreement entered into by Employee with the Company. The Company may utilize any portion of Employee's Employment Agreement to enforce the terms and conditions set forth herein and remedy any violation of this Agreement. The Company has the exclusive right to assign this Agreement.

     9. The parties agree that this Agreement shall be deemed to have been made and entered into in Allegheny County, Pennsylvania and that the Law of the Commonwealth of Pennsylvania shall govern this Agreement, without regard to conflict of laws principles. Jurisdiction and venue is exclusively limited in any proceeding by the Company or Employee to enforce their rights hereunder to any court geographically located in Allegheny County, Pennsylvania. The Employee hereby waives any objections to the jurisdiction and venue of the courts in or for Allegheny County, Pennsylvania, including any objection to personal jurisdiction, venue, and/or forum non-conveniens, in any proceeding by the Company to enforce its rights hereunder filed in or for Allegheny County, Pennsylvania. Employee agrees not to object to any petition filed by the Company to remove an action filed by Employee from a forum or court not located in Allegheny County, Pennsylvania.

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I AM VOLUNTARILY ENTERING INTO THIS AGREEMENT. I UNDERSTAND THAT I AM REQUIRED TO SIGN THIS AGREEMENT AS A CONDITION OF MY EMPLOYMENT.

                                               EMPLOYEE:

                                               ---------------------------------
                                               Signature

                                               Date: ___________________________

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                                  ATTACHMENT C

                                 GENERAL RELEASE

1. I, XXXX, for and in consideration of XXX, to be provided to me by iGate Capital Management Inc. (the "Company"), and conditioned upon such payments and provisions, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its subsidiaries and affiliates, their officers, directors, shareholders, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators (hereinafter collectively included within the term the "Company"), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any after, cause or thing whatsoever from the beginning of my employment with the Company to the date of these presents arising from or relating in any way to my employment relationship, and the terms, conditions and benefits payments resulting therefrom, my termination of my employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq., Americans with Disabilities Act ("ADA"), 42 U.S.C.Section 2000e et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C.Section 2000 et seq., Pennsylvania Wage Payment and Collection laws, Pennsylvania Human Relations Act, Older Workers' Benefit Protection Act, Family and medical Leave Act, any contract between the Company and me and my common law claims now or hereafter recognized and all claims for counsel fees and costs.

2. Subject to the limitations of Section 1 above, I expressly waive all rights afforded by any statute which expressly limits the effects of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

3. I further agree and covenant that the amounts set forth herein shall serve as a full and final settlement of any and all claims that I have against the Company and that neither I, nor any person, organization or other entity on my behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for personal equitable, monetary or other similar relief against the Company (including any action for damages, injunctive, declaratory or other relief), arising from or relating in any way to my employment relationship, and the terms, conditions and benefits payments resulting therefrom, the termination of my employment relationship with the Company, except as may be necessary to enforce the obligations of the Company to me in accordance with the express terms of the agreement or under any other plans or programs of the Company in which I participated and under which I have accrued a benefit involving any matter occurring from the beginning of my employment with the Company to the date of these presents, or involving my continuing effects of any actions or practices which may have arisen or occurred from the beginning of my employment with the Company to the date of these presents, including any charge of discrimination under Title VII of Civil Rights Act of 1964, or ADEA. In addition, I also agree and covenant that should I, or any other person, organization or entity on my behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action prohibited by the proceeding sentence for personal equitable, monetary or other similar relief, despite my agreement not to do so hereunder, or should I otherwise fail to abide by any of the terms of this General Release, and any claim is made against the Company that might result in liability of the Company to Executive, except to the extent not covered by this General Release as slated above, then I will pay all of the costs and expenses of the Company (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

4. I hereby agree and recognize that my employment by the Company was permanently and irrevocably severed on XXX and the Company has no obligation, contractual or otherwise to me to hire, rehire or reemploy me in the future.

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5.   I hereby agree and acknowledge that the payments and benefits provided by the Company are to bring about an amicable resolution of my employment arrangements and are not to be construed an admission of any violation of any federal, state or local stature or regulation, or of any duty owed by the Company and that the Agreement and this General Release are made voluntarily to provide an amicable resolution of my employment relationship with the Company and the termination of the Employment Agreement executed by me with the Company on ______ (Employment Agreement).

6. I hereby certify that I have read the terms of the General Release, that I have been advised by the Company to discuss it with my attorney, and that I have done so, and that I understand its terms and effects. I acknowledge, further, that I am executing this General Release of my own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Employment Agreement, which I acknowledge is adequate and satisfactory to me. None of the above-named parties, nor their agents, representatives or attorneys has made any representations to me concerning the terms of effects of this General Release other than those contained herein.

7. I hereby acknowledge that I have been informed that I have the right to consider the General Release for a period of 21 (twenty one) days prior to execution. I also understand that I have the right to revoke this General Releases for a period of 7 (seven) days following execution by giving the written notice to the Company at iGATE Capital Management Inc., Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, PA 15220, Attention: Chief Executive Officer.

8. I hereby further acknowledge that the terms of Sections 6 and 7 of the Employment Agreement continue to apply for the balance of the time periods provided therein and that I will abide by and fully perform such obligations.

Intending to legally bound hereby, I execute the foregoing General Release the ____day of _________.


----------------------------                   ---------------------------------
Witness